Exhibit 10.70.1

LIMITED WAIVER

OF ASSET PURCHASE AGREEMENT

This Limited Waiver of Asset Purchase Agreement (“Limited Waiver”) is by and among Unified Western Grocers, Inc. (“Purchaser”), Associated Grocers, Incorporated (“Company”) and specified subsidiaries of the Company (with the Company, the “AG Companies”).

RECITALS

A. Purchaser and the AG Companies are the parties to that certain Asset Purchase Agreement dated as of August 2, 2007 (the “Purchase Agreement”, with terms used but not defined in this Limited Waiver having the meanings given in the Purchase Agreement).

B. Purchaser and the AG Companies have good and valid reasons for desiring to complete the Closing on Sunday, September 30, 2007, which will make compliance with certain provisions of the Purchase Agreement (specified below) impracticable.

C. Purchaser and the AG Companies have good and valid reasons for desiring to satisfy Purchaser’s credit requirements for retailers to qualify as Qualified Retailers, to be certain that the Closing will occur on Sunday, September 30, 2007, and to maximize the Supply Agreement Adjustment to be paid to the Company.

LIMITED WAIVER

Accordingly, the parties, intending legally to be bound, agree as follows:

1. Closing Date; Closing Payment. Subject to the terms and conditions of the Purchase Agreement, the Closing Date shall be Sunday, September 30, 2007, and the Closing shall be effective as of the first moment of time on September 30, 2007, Pacific Time (the “Effective Time”). The parties waive the requirements of Section 3.05(f) of the Purchase Agreement (entitled “Wire Transfers”) as to delivery of the Closing Payment at Closing under Section 3.05(a). Instead:

1.1 Notwithstanding Section 3.01(m) or anything else to the contrary, at Closing the AG Companies shall retain all cash and cash equivalents of the AG Companies as of the Closing Date and time, as set forth in the Closing Balance Sheet, as a partial payment of the Closing Payment; and

1.2 On Monday, October 1, 2007, Purchaser shall deliver $2,646,807.91 (which the parties agree is the Withdrawal Liability Amount calculated under Section 7.03(d) of the Purchase Agreement) to U.S. Bank National Association as the escrow agent under the Escrow Agreement described in Section 3.10(a)(7) of the Purchase Agreement; and

1.3 By 10:00 A.M. on Monday, October 1, 2007, Purchaser shall pay to the Company, in immediately available funds in accordance with Section 3.05(f) of the Purchase Agreement, the amount of $30,241,024.73 (which is the Closing Payment minus the cash and cash equivalents described in Section 1.1 above).

2. Purchase Price Adjustments. The parties agree that the adjustments to the Closing Payment to be made at Closing under Section 3.05(a) of the Purchase Agreement are as described in this Section 2 and in the Closing Statement attached as Annex A hereto (the “Closing Statement”). The parties further agree that all adjustments shall be made as of Saturday, September 29, 2007 immediately prior to the Effective Time; for example, and without limiting the foregoing, all revenue earned and expenses owing as of September 29, 2007 (including payroll and related expenses) shall be for the AG Companies’ account, and all revenue earned and expenses owing from and after the Effective Time relating to Purchased Assets, Assumed Liabilities or Hired Employees (including payroll and related expenses) shall be for Purchaser’s account. Nothing in this Section 2 constitute a waiver or settlement of the post-closing adjustments described in the Purchase Agreement.

2.1 Estimated Closing Purchased Working Capital Adjustment. Purchaser acknowledges receipt of the Statement of Estimated Closing Purchased Working Capital, and the parties agree the Estimated Closing Purchased Working Capital Adjustment shall be a downward adjustment to the Closing Payment of $989,751, as set forth in the Statement of Estimated Closing Purchased Working Capital and the Closing Statement. The parties agree that the accounts receivable of AGIC Insurance Agency, Inc. (estimated to be approximately $100,000 as of the Closing Date) are Purchased Assets for all purposes of the Purchase Agreement, including the calculation of Purchased Working Capital.

2.2 Estimated Closing Reserves. Purchaser acknowledges receipt of the Statement of Estimated Closing Reserves, and the parties agree the Estimated Closing Reserves shall be an upward adjustment to the Closing Payment of $383,247, as set forth in the Statement of Estimated Closing Reserves and the Closing Statement.

2.3 Supply Agreement Adjustment; Qualified Retailers. The parties agree the Supply Agreement Adjustment as of immediately prior to the Effective Time was $1,903,645.64 (the “Estimated Supply Agreement Adjustment”), calculated as provided in the attached Annex B (the “Supply Agreement Adjustment Spreadsheet”). The parties agree that each of the retailers identified as a Qualified Retailer in the Supply Agreement Adjustment Spreadsheet is a “Qualified Retailer” for all purposes of the Purchase Agreement (including Section 8.02(f) thereof, entitled “Aggregate Minimum Annual Committed Purchases of Qualified Retailers” and Section 3.05(b)(3) thereof, entitled “Supply Agreement Adjustment”). Purchaser will pay the Estimated Supply Agreement Adjustment Amount to the Company on October 1, 2007 as part of the Closing Payment. If Purchaser receives any additional Supply Agreements, documentation or credit support from Zupan Enterprises, Inc. or Zupan’s Belmont, Inc. by October 5, 2007, Purchaser will pay to the Company by 10:00 A.M. on October 8, 2007 an amount equal to 0.04 multiplied by the aggregate amount of committed annual purchases reflected the Supply Agreements executed by such those entities.

2.4 Tax Adjustment. The parties agree that there shall be no Tax Adjustment.

2.5 Long Term Asset Adjustment. The parties agree the Long Term Asset Adjustment reduces the Closing Payment by $218,587, calculated as provide in the Statement of Long Term Asset Adjustment attached as Annex C.

3. Effective Date of Certain Covenants. Each party acknowledges that certain activities that would ordinarily occur on the Closing Date, such as recording or filing conveyances, instruments of title, releases of liens and the like, cannot occur on a Sunday. Each party therefore agrees that all covenants that the other parties cannot perform on the Closing Date solely because the Closing is occurring on a Sunday shall be performed on Monday, October 1, 2007.

4. Irrevocable Partial Assignment of Distributions.

4.1 With respect to each Irrevocable Partial Assignment of Distributions in substantially the form attached as Annex D. hereto (each an “Assignment”) that a Qualified Retailer signs and delivers to Purchaser on or before the Closing Date in lieu of an immediate cash deposit, the AG Companies agree to subordinate any security interest, lien or right of setoff, recoupment or reduction of any kind that the AG Companies may have in the Distributions that the Qualified Retailer is otherwise entitled to receive from the Company to Purchaser’s right to receive assignment of such Distributions. Such subordination shall apply only to the extent of the lesser of (a) the Distribution Portion in the amount set forth in the Assignment that the Qualified Retailer signs and delivers to Purchaser on or before the Closing Date and (b) the amount set forth beside the name of the applicable Qualified Retailer in the Supply Agreement Adjustment Spreadsheet. Subject to the preceding, (i) the Company agrees to pay the first dollars of any Distribution that the Qualified Retailer is otherwise entitled to receive from the Company (up to the amount described above) to Purchaser in accordance with the payment instructions attached to the Assignment before exercising any of the rights that are subordinated above, (ii) the AG Companies acknowledge and agree they will retain no legal or equitable interest whatsoever in the amounts paid to Purchaser pursuant to an Assignment, and (iii) solely for the purposes of this Section 4.1, the Company agrees to waive those terms of the Company’s Amended and Restated Bylaws, and those terms of any other document or agreement between the Company and a Qualified Retailer, that would prohibit, restrict, or otherwise conflict with the subordination and payment provisions of this Section 4.1. Purchaser confirms that it has not received any signed Assignment other than from the Company.

4.2 With respect to each Assignment that a retailer who is not a Qualified Retailer signs and delivers to Purchaser in lieu of an immediate cash deposit by such retailer (and that Purchaser delivers to the Company on or before the first anniversary of the Closing Date), the AG Companies agree to subordinate any security interest, lien or right of setoff, recoupment or reduction of any kind that the AG Companies may have in the Distributions that the retailer is otherwise entitled to receive from the Company to Purchaser’s right to receive assignment of such Distributions but only after the AG Companies have collected all Excluded Accounts Receivable due to the any of the AG Companies from such retailer. Subject to the preceding, (i) the Company agrees to pay any Distribution that the retailer is otherwise entitled to receive from the Company (after the AG Companies have collected all Excluded Accounts Receivable due to the any of the AG Companies from such retailer) to Purchaser in accordance with the payment instructions attached to the Assignment before exercising any of the rights that are subordinated above, (ii) the AG Companies acknowledge and agree they will retain no legal or equitable interest whatsoever in the amounts paid to Purchaser pursuant to an Assignment, and (iii) solely for the purposes of this Section 4.2, the Company agrees to waive those terms of the Company’s Amended and Restated Bylaws, and those terms of any other document or agreement between the Company and the retailer, that would prohibit, restrict, or otherwise conflict with the subordination and payment provisions of this Section 4.2.

4.3 Terms used in Section 4.1 or 4.2 but not defined in such Sections have the meanings given in the Assignment. The term “retailer” means a retail customer of the AG Companies, with the exception of those described in clause (c) of the definition of the term “Qualified Retailer” in the Purchase Agreement. The term “Distribution” means one or more cash distributions from the Company in connection with the closing of the Purchase Transaction and AG’s planned liquidation thereafter. References to a “Qualified Retailer” in Section 4.2 mean each of those retailers identified by an asterisk in the Supply Agreement Adjustment Spreadsheet with a cash deposit requirement set forth beside the name of the retailer in the Supply Agreement Adjustment Spreadsheet.

5. DUNS Numbers. The parties agree that the DUNS Numbers are Purchased Assets. Purchaser expressly assumes from and after the Closing all liabilities associated with all DUNS numbers used by any of the AG Companies; in addition, Purchaser expressly assumes all liabilities associated with Purchaser using any DUNS numbers before the Closing. All such liabilities shall be “Assumed Liabilities” for all purposes of the Purchase Agreement.

6. Retained Cash. The parties acknowledge that the $7,050,000 in retained cash described in Section 3.03(m) of the Purchase Agreement was, as of the Agreement Date, offset by an equal liability in the balance sheet of the Company. The parties agree that the AG Companies have used this cash to discharge this liability and that neither shall have any effect on the calculation of Purchased Working Capital.

7. Consents. Purchaser agrees and acknowledges that the Company has satisfied its obligations under Section 6.03 of the Purchase Agreement.

8. SAS 100 Review. Purchaser acknowledges receipt of the SAS 100 review report in accordance with Section 7.05 of the Purchase Agreement.

9. Required Consents. Purchaser agrees and acknowledges that all conditions referenced in Section 8.01(e) of the Purchase Agreement have been satisfied or waived. This includes Purchaser’s waiver of any requirement to seek consent to assignment of the agreements referenced in #2 and #8 of Section 8.01(e) of the Company Disclosure Schedule.

10. Other Closing Conditions. The parties agree and acknowledge satisfaction of the conditions to Closing in the following sections of the Purchase Agreement: Section 8.02(g), entitled “Title Insurance Policies”; Section 8.02(h), entitled “Estoppel Certificates”; Section 8.02(i), entitled “Phase I Assessments”; and Section 8.02(j), entitled “Company Member Distributions”.

11. Purchase Price Allocation. The parties acknowledge that they have received additional information since the Agreement Date that makes it desirable to update Schedule 3.06 to the Purchase Agreement, which is replaced with the new Schedule 3.06 attached hereto.

12. References. All references to “this Agreement” in the Purchase Agreement, or otherwise to the Purchase Agreement in any of the Schedules or Exhibits thereto, shall mean the Purchase Agreement as modified by this Limited Waiver. References in the Purchase Agreement to provisions “herein” or attachments “hereto” shall include the provisions of this Limited Waiver.

13. Interpretation. Rules of interpretation applicable to the Purchase Agreement shall apply with equal force and effect to the interpretation of this Limited Waiver.

14. Governing Law. This Limited Waiver shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

15. No Amendments. Except as expressly modified hereby, the terms and conditions of the Purchase Agreement shall continue in full force and effect. This Limited Waiver shall not subject the parties to any greater liabilities, obligations or duties than provided in the Purchase Agreement.

16. Counterparts. This Limited Waiver may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile transmission (or other electronic transmission including email of a PDF signature) of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmitted (or other electronic transmission including email of a PDF signature) signatures by signing an original document.

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Each party has caused this Limited Waiver of Asset Purchase Agreement to be duly executed by its duly authorized officer or representative on September 30, 2007.

PURCHASER:	UNIFIED WESTERN GROCERS, INC.

	By	/s/ Robert M. Ling, Jr.
	Name	Robert M. Ling, Jr.
	Title	Executive Vice President, General Counsel & Secretary

THE COMPANY:	ASSOCIATED GROCERS, INCORPORATED

	By	/s/ John S. Runyan
	Name:	John S. Runyan
	Title:	President and Chief Executive Officer

AG SUBSIDIARIES:	SUPERMARKET DEVELOPMENT CORPORATION

	By	/s/ John S. Runyan
	Name:	John S. Runyan
	Title:	President

MARKET FINANCE COMPANY

	By	/s/ John S. Runyan
	Name:	John S. Runyan
	Title:	President

MFC CAPITAL-I, LTD.

	By	/s/ John S. Runyan
	Name:	John S. Runyan
	Title:	President

MFC 2002, LLC

	By	/s/ Steve Numata
	Name:	Steve Numata
	Title:	Manager

AGIC INSURANCE AGENCY, INC.

	By	/s/ John S. Runyan
	Name:	John S. Runyan
	Title:	President

MARKET INDUSTRIAL RELATIONS SERVICES, INC.

By	/s/ John S. Runyan
Name:	John S. Runyan
Title:	President

MARKET SALES, INC.

By	/s/ John S. Runyan
Name:	John S. Runyan
Title:	President

SEA-PAC FREIGHT LINES, INC.

By	/s/ John S. Runyan
Name:	John S. Runyan
Title:	President

SUPERMARKET MANAGEMENT CORPORATION

By	/s/ John S. Runyan
Name:	John S. Runyan
Title:	President

RED APPLE STORES, INC.

By	/s/ John S. Runyan
Name:	John S. Runyan
Title:	President

THRIFTWAY STORES, INC.

By	/s/ John S. Runyan
Name:	John S. Runyan
Title:	President

AU DROPDOWN LLC
By:	Its sole member, ASSOCIATED GROCERS, INCORPORATED

By	/s/ John S. Runyan
Name:	John S. Runyan
Title:	President and Chief Executive Officer